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                                                                       EXHIBIT 5


                                 HALE AND DORR
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS  02109

                                October 13, 1995


         Organogenesis Inc.
         150 Dan Road
         Canton, MA 02021


         Ladies and Gentlemen:

              This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 312,500 shares of Common Stock, $.01 par value per share (the "Shares"), of Organogenesis Inc., a Delaware corporation (the "Company"), issuable upon the conversion of shares of Series A Convertible Preferred Stock (the "Series A Shares") held by the Selling Stockholder, as defined in the Registration Statement.

              We have examined the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the originals, or copies of minutes of meetings or actions taken by unanimous written consent of the Board of Directors of the Company, the By-laws of the Company and the Restated Certificate of Incorporation of the Company, as amended, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

              In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of any documents submitted to us as originals, (ii) the conformity to the originals of any documents submitted to us as conformed or photostatic copies and (iii) the authenticity of the originals of the latter documents.

              We have not made an independent review of the laws of any state or jurisdiction other than the General Corporation Law statute of the State of Delaware and the United States. Accordingly, we express no opinion herein with respect to the laws of any state or jurisdiction other than the General Corporation Law statute of the State of Delaware and the United States.

              Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when issued to the Selling Stockholder upon conversion of the Series A Shares, they will be validly issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."


                               Very truly yours,



                               HALE AND DORR